Exhibit 10.2(c)
THIRD AMENDMENT TO INTERCONNECTION SALES AND CO-INVESTMENT AGREEMENT
This Third Amendment to Interconnection Sales and Co-Investment Agreement (“Third Amendment”) is entered into as of July 27, 2026 (“Third Amendment Effective Date”), by and between NextEra Energy Resources Development, LLC (“NEER”) and XPLR Infrastructure Operating Partners, LP (“XPLR” and together with NEER, the “Parties,” and each a “Party”).

WHEREAS, the Parties entered into that certain Interconnection Sales and Co-Investment Agreement, dated as of February 10, 2026 (the “Original Agreement”);

WHEREAS, the Parties entered into that certain First Amendment to Interconnection Sales and Co-Investment Agreement, dated as of May 29, 2026 (the “First Amendment”);

WHEREAS, the Parties entered into that certain Second Amendment to Interconnection Sales and Co-Investment Agreement, dated as of June 22, 2026 (the “Second Amendment” and together with the Original Agreement, the “Agreement”);

WHEREAS, the Parties are currently in discussions regarding including in the Agreement an express provision permitting the Parties, by mutual agreement, to substitute projects on the list of Designated Co-Investment Opportunities and, in connection therewith, desire to modify the Agreement to introduce certain additional terms in that respect, all subject to and as more fully set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein, the receipt and sufficiency of which is hereby acknowledged, and with the intent to be legally bound hereby, the Parties agree as follows:

1.    Amendments to Agreement.
a)    Section 2 of the Agreement is hereby amended to include new Section 2.3 containing the following terms:

“2.3 Notwithstanding anything to the contrary contained herein, by mutual agreement, the Parties may amend Exhibit A to add, remove or replace any listed existing project (the “Additional Project”), together with the necessary conforming changes to each column in Exhibit A; provided that following any such amendment, (i) the Additional Project shall constitute a Designated Co-Investment Opportunity, (ii) no later than forty-five (45) calendar days following the amendment to Exhibit A (the “Development Notice Due Date”), NEER shall deliver, or cause to be delivered to XPLR a Development Notice in respect of such Additional Project, (iii) XPLR shall have forty-five (45) calendar days from the Development Notice Due Date to deliver to NEER an Investment Option

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Exercise Notice or a Designated Co-Development Opportunity Rejection Notice, in each case, in accordance with Section 3.2 below, and (iv) for all other purposes (other than Section 3.1 and the timing requirements specified in Section 3.2), the other terms and provisions of the Agreement applicable to a Designated Co-Investment Opportunity shall apply in respect of any such Additional Project.”

b)    Section 3 of the Agreement is hereby amended to include new Section 3.3(d) containing the following terms:

“(d)    In respect of any Additional Project, XPLR shall, and shall cause XPLR Members to, sell and transfer, pursuant to documentation reasonably satisfactory to NEER Member, the Project Interconnection Assets in respect of the applicable Project to the related Project JV (“XPLR Member’s Initial Contribution”) by no later than ninety (90) calendar days from XPLR Member’s delivery of the Investment Option Exercise Notice (the “Required Contribution Date”) in accordance with Section 3.4 below; provided that, the Required Contribution Date, with respect to each applicable Project JV shall be automatically extended until such date that the required third-party consents are obtained, provided that the applicable XPLR Member shall have initiated the process to obtain the third-party consents promptly, and in any event within five (5) Business Days of the receipt by the applicable XPLR Member of a Development Notice delivered by NEER Member in respect of such Additional Project, and the applicable XPLR Member is using commercially reasonable efforts to obtain such consent during such extension period, but in no event will extend beyond the Outside Contribution Date in respect of each Designated Co-Investment Opportunity.”
2.    Representations Regarding This Third Amendment. By their execution of this Third Amendment, each Party represents and warrants that it is authorized to enter into this Third Amendment, that this Third Amendment does not conflict with any contract, lease, instrument or other obligation to which it is a party or by which it is bound, and that this Third Amendment represents its valid and binding obligation, enforceable against such Party in accordance with its terms.
3.    Effectiveness of Third Amendment; Entire Agreement. This Third Amendment shall become effective as of the Third Amendment Effective Date. Except as expressly set forth in this Third Amendment, the terms and conditions set forth in the Agreement shall remain in full force and effect, and from and after the date of this Third Amendment, all references to the Agreement shall be deemed to be references to the Agreement as amended hereby. The Agreement, as amended by this Third Amendment, contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous negotiations, representations, understandings and agreements, whether written or oral. In the event of a conflict between the Agreement and this Third Amendment, the terms of this Third Amendment shall control.

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4.    Severability. Whenever possible, each provision of the Agreement (as amended hereby) shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement (as amended hereby) or the application of any such provision to any Person (as defined in the Agreement) or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement (as amended hereby). Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of the Agreement (as amended hereby) a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.
5.    Governing Law and Venue. This Third Amendment will be governed by and construed in accordance with the domestic laws of the State of New York without reference to any choice of law principles except for Sections 5-1401 and 5-1402 of the New York General Obligations Law. Any legal action or proceeding with respect to or arising out of this Agreement shall be brought in or removed to the courts of the Federal District Court for the Southern District of New York or, if such court lacks or declines jurisdiction, the courts of the State of New York in the Borough of Manhattan, to the exclusion of all other courts.

6.    Counterparts. This Third Amendment may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as an original instrument.

7.    Authorization and Binding Obligations. Each Party represents to the other Party that the execution, delivery and performance of this Third Amendment have been duly authorized, and this Third Amendment has been duly executed and delivered by the signatory so authorized, and the obligations contained herein constitute the valid and binding obligations of such Party.

[SIGNATURE PAGE FOLLOWS]

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Document Envelope ID: C96D0736-0644-887E-8225-21100410E9EF
IN WITNESS WHEREOF, the Parties have executed this Third Amendment as of the Third Amendment Effective Date set forth above.

NEXTERA ENERGY RESOURCES		XPLR INFRASTRUCTURE
DEVELOPMENT, LLC		OPERATING PARTNERS, LP

DocuSigned by:
By	ANTHONY PEDRONI	By: XPLR Infrastructure Operating
	F5C968BD9C2148B...	Partners GP, LLC, its general partner
Name:	Anthony Pedroni
Title:	Vice President	Signed by:
By S. ALAN LIU
8380BF75C33D40A...
Name: S. Alan Liu
Title: President
[Signature Page to Third Amendment to Interconnection Sales and Co-Investment Agreement]